As filed with the Securities and Exchange Commission on May 5, 1995

            Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

- --------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------

(3) Filing Party:

- --------------------------------------------------------------------------------

(4) Date Filed:

- --------------------------------------------------------------------------------

- --------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                              400 RABRO DRIVE EAST
                           HAUPPAUGE, NEW YORK 11788

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 20, 1995

    The Annual Meeting of Stockholders of Graham-Field Health Products, Inc. (the "Company") will be held in The Media Room on the lower level of 395 North Service Road, Melville, New York 11747 on Tuesday, June 20, 1995 at 11:00 A.M. to:

       (1) elect two Class II Directors of the Company to serve for a term of three years;


       (2) consider and act upon a proposal to amend the Company's Incentive Program, as amended (the "Program"), to increase the number of shares of common stock, par value $.025 per share, of the Company reserved for issuance under the Program by 600,000 shares;



       (3) consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year;



       (4) transact such other business as may properly come before the Annual Meeting.


    Only stockholders of record at the close of business on May 2, 1995 are entitled to notice of and to vote at the Annual Meeting.

    Your attention is directed to the accompanying Proxy Statement.

                                          RICHARD S. KOLODNY
                                          Vice President, General
                                          Counsel and Secretary

Hauppauge, New York
May 8, 1995

STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH DOES NOT REQUIRE ANY UNITED STATES POSTAGE.

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                              400 RABRO DRIVE EAST
                           HAUPPAUGE, NEW YORK 11788

                                PROXY STATEMENT

    Proxies in the form enclosed are solicited by the Board of Directors of Graham-Field Health Products, Inc. (the "Company") for use at the 1995 Annual Meeting of Stockholders scheduled to be held on June 20, 1995. All properly executed proxies received prior to or at the Annual Meeting will be voted. If a proxy specifies how it is to be voted, it will be so voted. If no specification is made, it will be voted (1) for the election of the Board's nominees as directors, (2) for the amendment to increase the number of shares of common stock, par value $.025 per share (the "Common Stock"), of the Company reserved for issuance under the Company's Incentive Program, as amended (the "Program"), by 600,000 shares, (3) for ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year, and (4) if other matters properly come before the Annual Meeting, in the discretion of either of the persons named in the proxy. Any stockholder giving a proxy has the right to revoke it at any time before the proxy is voted by giving written notice of revocation to the Secretary of the Company, by submitting a properly-executed subsequently dated proxy or by voting in person at the Annual Meeting.

    Holders of record of the Common Stock of the Company at the close of business on the record date of May 2, 1995 are entitled to notice of and to vote at the Annual Meeting. On that date, there were 13,001,867 shares of Common Stock issued and outstanding, each entitled to one vote. This Proxy Statement and the Annual Report of the Company for its fiscal year ended December 31, 1994 are being mailed on or about May 8, 1995 to all holders of Common Stock on May 2, 1995.

    As required under Section 231 of the Delaware General Corporation Law (the "DGCL"), the Company will, in advance of the Annual Meeting, appoint one or more Inspectors of Election to conduct the vote at the Annual Meeting. The Company may designate one or more persons as alternate Inspectors of Election to replace any Inspector of Election who fails to act. If no Inspector or alternate Inspector is able to act at the Annual Meeting, the person presiding at the Annual Meeting will appoint one or more Inspectors of Election. Each Inspector of Election before entering the discharge of his duties shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality. The Inspectors of Election will (i) ascertain the number of shares of Common Stock outstanding as of the record date, (ii) determine the number of shares of Common Stock present or represented by proxy at the Annual Meeting and the validity of the proxies and ballots, (iii) count all votes and ballots, and (iv) certify the determination of the number of shares of Common Stock present in person or represented by proxy at the Annual Meeting and the count of all votes and ballots.

    The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Under
Section 216 of the DGCL, any stockholder who abstains from voting on any particular matter described herein will be counted for purposes of determining a quorum. For purposes of voting on the matters described herein, the affirmative vote of (i) a plurality of the shares of Common Stock present or represented at the Annual Meeting is required to elect management's nominees as directors, (ii) a majority of the shares of Common Stock present or represented at the Annual Meeting is required to approve the amendment to the Program to increase the number of shares of Common Stock reserved for issuance under the Program by 600,000, and (iii) a majority of the shares of Common Stock present or represented at the Annual Meeting is required to ratify the selection by the Board of Directors of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1995. Abstentions are considered as shares present and entitled to vote and therefore have no legal effect with respect to the election of directors and the same legal effect as a vote against other matters presented at the Annual Meeting. Any shares as to which a broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes.

    No compensation will be paid by the Company to any person in connection with the solicitation of proxies. Brokers, banks and other nominees will be reimbursed for out-of-pocket and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Stock. In addition to the solicitation by mail, solicitation of proxies may, in certain instances, be made personally or by telephone by directors, officers and a few regular employees of the Company. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by the Company.

                     PRINCIPAL STOCKHOLDERS OF THE COMPANY

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock with respect to the persons who, to the knowledge of the management of the Company, own beneficially more than five percent of the Common Stock as of May 2, 1995. Beneficial ownership has been determined for purposes of the following table in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days.

                                                           NUMBER OF      PERCENTAGE OF
    NAME AND ADDRESS                                       SHARES(1)    OUTSTANDING SHARES
- --------------------------------------------------------   ---------    ------------------

Irwin Selinger(2).......................................     917,491            7.0%
c/o Graham-Field Health Products, Inc.
400 Rabro Drive East
Hauppauge, New York 11788

Dimensional Fund Advisors Inc.(3).......................     693,400            5.3%
1299 Ocean Avenue
Santa Monica, California 90401

Steinberg Asset Management Company, Inc.(4).............   1,121,820            8.6%
12 East 49th Street
New York, New York 10017

Four Partners(5)........................................   1,150,400            8.8%
c/o Thomas J. Tisch
667 Madison Avenue, 7th Floor
New York, New York 10021

Moses Marx(6)...........................................     647,900            5.0%
c/o United Equities Commodities
160 Broadway
New York, New York 10038

- ------------

(1) All shares are beneficially owned and the sole voting and investment power is held by the person or entities named, except as otherwise specified herein.

(2) The amount set forth above includes 128,768 shares currently issuable upon the exercise of stock options issued pursuant to the Company's Incentive Program.

(3) According to information contained in a Schedule 13G filing dated as of January 30, 1995, with the SEC pursuant to Section 13(d) of the Exchange Act, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, beneficially owns 693,400 shares as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

    registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, which are investment vehicles for qualified employee benefit plans. With respect to such entities, Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(4) According to information contained in a joint Schedule 13G filing dated as of February 13, 1995, with the SEC pursuant to Section 13(d) of the Exchange Act, Steinberg Asset Management Company, Inc. ("Steinberg"), a registered investment advisor and the general partner of Steinberg Asset Management Company, L.P. ("Steinberg L.P."), beneficially owns 1,121,820 shares, which includes 909,915 shares beneficially owned by Steinberg L.P., 37,600 shares beneficially owned by Michael A. Steinberg & Company, Inc., and 62,805 shares beneficially owned by Michael A. Steinberg.

(5) According to information contained in a filing dated as of August 20, 1993, with the SEC pursuant to Section 13(d) of the Exchange Act, Four Partners ("FP"), a New York general partnership, is comprised of the following four trusts (the "Trusts") which are the sole general partners of FP: the Andrew
    H. Tisch 1991 Trust, the Daniel R. Tisch 1991 Trust, the James S. Tisch 1991 Trust, and the Thomas J. Tisch 1991 Trust. As the managing trustees of the trusts, Andrew H. Tisch, Daniel R. Tisch, James S. Tisch and Thomas J. Tisch may be deemed to have indirect shared voting power and indirect shared investment power with respect to the shares. According to such filing, the shares were not acquired for the purpose of changing or influencing the control of the Company.

(6) According to information contained in a joint Schedule 13D filing dated as of January 6, 1995, with the SEC pursuant to Section 13(d) of the Exchange Act, Moses Marx beneficially owns 647,900 shares, which includes 292,900 shares owned directly by Mr. Marx, 340,000 shares owned of record by United Equities Commodities, in which Mr. Marx has a 99% equity interest, and 15,000 shares owned by Momar Corp., in which Mr. Marx is the sole director and executive officer. According to such filing, Mr. Marx has the sole power to vote and dispose of all such shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock with respect to the Company's directors, the Company's "named executive officers" (the "Named Executive Officers") within the meaning of Item 402(a)(3) of Regulation S-K, and by all of the Company's directors and executive officers as a group, as reported to the Company as of May 2, 1995. Beneficial ownership has been determined for purposes of the following table in accordance with Rule 13d-3 of the Exchange Act, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days.

                                                           NUMBER OF      PERCENTAGE OF
    NAME AND ADDRESS                                       SHARES(1)    OUTSTANDING SHARES
- --------------------------------------------------------   ---------    ------------------

DIRECTORS:

Irwin Selinger(2).......................................     917,491            7.0%
c/o Graham-Field Health Products, Inc.
400 Rabro Drive East
Hauppauge, New York 11788

Robert Spiegel(3).......................................     348,148            2.7%
c/o Hoenig Group, Inc.
4 International Drive
Ryebrook, New York 10573

                                                           NUMBER OF      PERCENTAGE OF
    NAME AND ADDRESS                                       SHARES(1)    OUTSTANDING SHARES
- --------------------------------------------------------   ---------    ------------------
Louis A. Lubrano(4).....................................      41,200         *
c/o Stires & Company, Inc.
432 Park Avenue South
New York, New York 10016

Marcel Newfield(5)......................................      46,749         *
c/o Hub Truck Rental Corp.
94 Gazza Blvd.
Farmingdale, New York 11735

Dr. Harold Lazarus(6)...................................       3,527         *
c/o Hofstra University
Management Department
Weller Hall 228
Hempstead, New York 11550-1090

Andrew Giordano(7)......................................       6,833         *
c/o The Giordano Group, Limited
1811 South 24th Street
Arlington, Virginia 22202-1534

Harvey P. Diamond.......................................           2         *
c/o Graham-Field Health Products, Inc.
400 Rabro Drive East
Hauppauge, New York 11788

NAMED EXECUTIVE OFFICERS:

Irwin Selinger(2).......................................     917,491            7.0%
c/o Graham-Field Health Products, Inc.
400 Rabro Drive East
Hauppauge, New York 11788

Gary M. Jacobs(8).......................................      37,500         *
c/o Graham-Field Health Products, Inc.
400 Rabro Drive East
Hauppauge, New York 11788

Richard S. Kolodny(9)...................................      18,000         *
c/o Graham-Field Health Products, Inc.
400 Rabro Drive East
Hauppauge, New York 11788

Beatrice Scherer (10)...................................      89,221         *
c/o Graham-Field Health Products, Inc.
400 Rabro Drive East
Hauppauge, New York 11788

Wayne J. Merdinger(11)..................................       2,850         *
54 Fifty Acre Road
Head of the Harbor, New York 11780

All directors and executive officers as a group            1,508,521           10.4%
  (11 persons)(12)......................................

- ------------

  * Less than 1%

 (1) All shares are beneficially owned and the sole voting power and investment power is held by the persons named.

 (2) The amount set forth above includes 128,768 shares currently issuable upon the exercise of stock options issued pursuant to the Company's Incentive Program.

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

 (3) The amount set forth above includes 10,000 shares owned by the Robert & Gail Spiegel Foundation, 5,000 shares owned by the Ike Spiegel Trust, and 45,000 shares owned by the Richard J. Spiegel Trust (1987). The amount set forth above also includes 115,000 shares owned by Mr. Spiegel's wife and 20,000 shares currently issuable upon the exercise of directors stock options issued pursuant to the Company's Incentive Program.

 (4) The amount set forth above includes 200 shares owned by the Virginia Lubrano Trust, and 40,000 shares currently issuable upon the exercise of directors' stock options issued pursuant to the Company's Incentive Program.

 (5) The amount set forth above includes 20,000 shares currently issuable upon the exercise of directors' stock options issued pursuant to the Company's Incentive Program.

 (6) The amount set forth above includes 3,333 shares currently issuable upon the exercise of directors' stock options issued pursuant to the Company's Incentive Program.

 (7) The amount set forth above includes 3,333 shares currently issuable upon the exercise of directors' stock options issued pursuant to the Company's Incentive Program.

 (8) The amount set forth above includes 37,500 shares currently issuable upon the exercise of stock options issued pursuant to the Company's Incentive Program.

 (9) The amount set forth above includes 17,500 shares currently issuable upon the exercise of stock options issued pursuant to the Company's Incentive Program.

(10) The amount set forth above includes 62,500 shares currently issuable upon the exercise of stock options issued pursuant to the Company's Incentive Program.

(11) On November 2, 1994, Mr. Merdinger resigned as the President and Chief Operating Officer of the Company and as a director of the Company. The amount set forth above includes 1,325 shares owned by Mr. Merdinger's wife and 200 shares owned by Mr. Merdinger's children.

(12) The amount set forth above includes 332,934 shares currently issuable upon the exercise of stock options issued pursuant to the Company's Incentive Program.

       SECTION 16(A) REPORTING UNDER THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of the Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the exchange on which the Common Stock is listed for trading. Officers, directors and more than ten percent stockholders are required by regulations promulgated under the Exchange Act to furnish the Company with copies of all Section 16(a) reports filed.

    Based solely on the Company's review of copies of the Section 16(a) reports filed for the year ended December 31, 1994, and written representations from certain reporting persons that no Forms 5 were required for such persons for the year ended December 31, 1994, the Company believes that all reporting requirements applicable to its officers, directors, and more than ten percent stockholders were complied with for the year ended December 31, 1994.

                             ELECTION OF DIRECTORS

    At the Annual Meeting, two Class II directors are to be elected for three-year terms expiring in 1998. Unless authority to do so is withheld, the Board of Directors intends to vote the enclosed proxy at the Annual Meeting for the election of the nominees named below. If any nominee for any reason should become unavailable for election, it is intended that discretionary authority will be exercised by either of the persons named in the enclosed proxy in respect of the election of such other person as the Board of Directors shall nominate. The Board of Directors is not aware of any circumstances likely to cause any nominee to become unavailable for election.


    Set forth in the following table is certain information with respect to each nominee nominated to serve as a Class II director whose term will expire in 1998. Each nominee was previously elected by the stockholders of the Company.


                                    NOMINEES

CLASS II: TERM EXPIRING IN 1998

    NAME                               AGE          POSITION WITH COMPANY           DIRECTOR SINCE
- ------------------------------------   ---   ------------------------------------   --------------
Marcel Newfield.....................   56    Director                                    1991

Andrew A. Giordano..................   62    Director and Member of the                  1994
                                               Executive, Audit and Compensation
                                               Committees

                         DIRECTORS CONTINUING IN OFFICE

    The following directors are continuing in office for the respective periods indicated and until their successors are elected and qualified.

CLASS III: TERM EXPIRING IN 1996

    NAME                               AGE          POSITION WITH COMPANY           DIRECTOR SINCE
- ------------------------------------   ---   ------------------------------------   --------------
Louis A. Lubrano....................   61    Director and Member of the Audit            1984
                                               Committee
Dr. Harold Lazarus..................   68    Director and Member of the                  1994
                                               Compensation Committee
Harvey P. Diamond...................   41    Director                                    1995


CLASS I: TERM EXPIRING IN 1997

    NAME                               AGE          POSITION WITH COMPANY           DIRECTOR SINCE
- ------------------------------------   ---   ------------------------------------   --------------
Irwin Selinger......................   54    Chairman of the Board and Chief             1981
                                               Executive Officer; Member of the
                                               Executive Committee
Robert Spiegel......................   58    Director, and Member of the                 1987
                                               Executive, Audit and Compensation
                                               Committees


- ------------

    Mr. Newfield was a founder, principal stockholder, director and chief financial officer of the Company from 1981 to 1983. From 1983 through 1987, Mr. Newfield was principally engaged as a private investor. Since 1987, Mr. Newfield has been the Chairman of the Board of Hub Truck Rental Corp.

    Mr. Giordano has been a principal of The Giordano Group, Limited, a diversified consulting firm, since its founding in February 1993. From May 1987 to February 1993, Mr. Giordano was Executive Vice President of Lamonts Apparel, Inc. Mr. Giordano also currently serves as a director of Cherry &

Webb Inc., a ladies specialty apparel company, and Nomos Corporation, a conformal radiation therapy provider. In 1984, Mr. Giordano retired from his position as CEO, Naval Supply Systems Command with the rank of Rear Admiral.

    Mr. Lubrano has been a managing director of Stires & Company, Inc., an investment banking firm, since March 1, 1991. From March 1990 to February 1991, Mr. Lubrano was a director of the Nasdaq Forum. Prior thereto, he was a managing director of Home Group Capital Markets, Inc., an investment banking firm. From April 1986 to March 1989, he was President of Gabelli & Company, Inc., an investment banking firm. He is also a director of Andersen Group, Inc., a diversified manufacturing company.

    Dr. Lazarus was the Dean of the School of Business at Hofstra University for seven years, and is now its Mel Weitz Distinguished Professor of Business. Currently, Dr. Lazarus serves on the Board of Directors of Stage II Apparel Corporation and Face Lifters Home Systems, Incorporated. He served as president of the North American Management Council, the Eastern Academy of Management, the Middle Atlantic Association of Colleges of Business Administration, and on the Boards of Directors of Ideal Toy Corporation, Superior Surgical Manufacturing Company, the Academy of Management, and the World Management Council.


    Mr. Diamond was elected a director of the Company on January 17, 1995. Mr. Diamond served as President and Chief Operating Officer of the Company from January 9, 1995 to April 28, 1995, at which time his employment was terminated by the Company. Mr. Diamond has over 23 years of experience in the healthcare industry, and was the founder and President of Diamond Medical Equipment Corp., a manufacturer of patient aids, importer of blood pressure equipment and distributor of a broad line of home healthcare products. In May 1992, the Company acquired the business of Diamond Medical Equipment Corp., at which time Mr. Diamond joined the Company as Vice President, Market Development for a period of approximately six months. From January 1993 to January 1995, Mr. Diamond was involved in other business ventures.



    Mr. Selinger, a founder of the Company, has been the Chairman of the Board and Chief Executive Officer of the Company since April 1981. Mr. Selinger was a founder and the Chief Executive Officer of Surgicot, Inc., a manufacturer of sterilization indicators, and its predecessor from 1968 to April 1980. In 1979, Surgicot, Inc. was acquired by E.R. Squibb & Sons, Inc., a subsidiary of Squibb Corporation. From April 1980 to June 1984, Mr. Selinger was a consultant to E.R. Squibb & Sons, Inc.


    Mr. Spiegel has been the Chairman of the Board, President, and Chief Executive Officer of RJR Drug Distributors since 1984. RJR Drug Distributors is a franchisee of Drug Emporium, Inc., a deep discount merchandiser. Mr. Spiegel is also a director of the Hoenig Group, Inc., an institutional stock brokerage firm.


    Each of the persons listed is now serving as a director, and was previously elected as a director by the stockholders except for Harvey P. Diamond who was elected at a meeting of the Board of Directors held on January 17, 1995 to fill a vacancy created by the resignation effective as of November 2, 1994 of Wayne
J. Merdinger, a former Class III director. No director is related to any other director or executive officer.


MEETINGS OF THE BOARD; COMMITTEES

    The Board of Directors had ten meetings during 1994. No director attended fewer than 75% of the meetings held in 1994 during the period in which he served.

    The Board has an Executive Committee, currently consisting of Irwin Selinger, Andrew A. Giordano, and Robert Spiegel. For 1994, the Executive Committee consisted of Irwin Selinger, Robert Spiegel and Ray Manno, a former director who resigned effective as of January 17, 1995. The Executive

Committee has all the authority which, under the DGCL, may be delegated to such Committee. The Executive Committee had four meetings during 1994. The Compensation Committee currently consists of Dr. Harold Lazarus, Robert Spiegel, and Andrew A. Giordano. For 1994, the Compensation Committee consisted of Robert Spiegel, Louis A. Lubrano and Marcel Newfield. The Compensation Committee, which is authorized to award stock options under the Company's Incentive Program, had four meetings during 1994. The Audit Committee currently consists of Louis A. Lubrano, Robert Spiegel and Andrew A. Giordano. The Audit Committee serves as a focal point for communications with respect to financial accounting, reporting and controls, and recommends the appointment of independent auditors and reviews the audit fees. The Audit Committee met three times during 1994. The Company does not have a nominating committee of the Board separate and apart from the Board of Directors as a whole.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Company's Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, other than Marcel Newfield, a 1994 Compensation Committee member, who was formerly employed by the Company from 1981 to 1983. In addition, there are no other compensation committee interlocks between the Company and other entities involving any of the executive officers of the Company who serve as executive officers of such other entities.

COMPENSATION OF DIRECTORS

    Other than the stock options described below, directors were not paid any fees or remuneration for services rendered in 1994 as members of the Board of Directors or for attendance at meetings of the Board or any Board Committee, whether or not they were employees of the Company.

    Under the Company's Incentive Program, Directors' Options are granted automatically as of January 2nd each year that the Program is in effect to each director who is neither an employee nor officer of the Company or any of its subsidiaries. Each Director's Option entitles the qualifying director to whom it is granted to purchase at an option price equal to the fair market value of the Common Stock on the date of grant the number of shares equal to (i) the Annual Retainer for such qualified director divided by (ii) an amount to be fixed each year by the members of the Board of Directors not eligible to receive Directors' Options. For 1994 and 1993, the members of the Board of Directors not eligible for Directors' Options set the denominator for the above formula at $1.00, and the Annual Retainer at $10,000. Accordingly, for 1994 and 1993, each qualifying director was granted options to purchase 10,000 shares at an option price equal to the fair market value of the Common Stock on January 2, 1994 and January 2, 1993, respectively. Directors' Options vest and are exercisable at the rate of one-third (1/3) of each grant annually. Directors' Options are exercisable in full for a period of ninety days following (i) the death or permanent disability of a director or (ii) a change in control of the Company. Directors' Options terminate ten years from the date of grant or two years after a director's termination, if other than for cause. If a director is terminated for cause, the Directors' Options terminate immediately. All administrative powers of the Compensation Committee with respect to Directors' Options are exercised, in the discretion of the Board of Directors, by an Alternate Committee composed of two persons who are not eligible to receive Directors' Options.

                             EXECUTIVE COMPENSATION

    The following summary compensation table sets forth certain information concerning the compensation of the Company's Named Executive Officers for each of the three years during the period ended December 31, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM COMPENSATION
                                                                                           AWARDS
                                                                                   -----------------------
                                                           ANNUAL                               SECURITIES
                                                        COMPENSATION                            UNDERLYING
                                            ------------------------------------   RESTRICTED   OPTIONS TO
                                                                  OTHER ANNUAL       STOCK       PURCHASE     ALL OTHER
                                            SALARY    BONUS(1)   COMPENSATION(2)     AWARDS     SHARES(3)    COMPENSATION
   NAME AND PRINCIPAL POSITION       YEAR     ($)       ($)            ($)            ($)          (#)           ($)
- -----------------------------------  ----   -------   --------   ---------------   ----------   ----------   ------------
Irwin Selinger(4)..................  1994   200,000      --         --               --           50,143        32,117
 Chairman of the Board and Chief     1993   150,000      --         --               --           25,000        20,255
 Executive Officer                   1992   150,000     45,000      --               --           30,000        18,960
Gary M. Jacobs(5)..................  1994   120,000      --         --               --           15,000        --
 Vice President, Finance and Chief   1993    95,000      --         --               --           10,000        --
 Financial Officer                   1992    32,855      6,000      --               --           20,000        --
Richard S. Kolodny(6)..............  1994   120,000      --         --               --           15,000        --
 Vice President, General Counsel     1993    43,356      --         --               --           20,000        --
                                     1992     --         --         --               --            --           --
Beatrice Scherer...................  1994   110,000      --         --               --           17,800        --
 Vice President, Administration      1993    87,000      --         --               --           10,000        --
                                     1992    87,000     20,000      --               --           20,000        --
Wayne J. Merdinger(7)..............  1994   160,000      --         --               --           21,000        --
 Former President and Chief          1993   120,000      --         --               --           20,000        --
 Operating Officer                   1992   122,307     40,000      --               --           25,000        --

- ------------

(1) Includes bonuses earned from participation in the Company's bonus plan (the "Bonus Plan"). Under the Bonus Plan, all employees are entitled to share in a fund in an amount equal to 7 1/2% of the Company's consolidated pre-tax earnings (computed before deduction of bonuses) as reflected in the Company's audited financial statements for each fiscal year in the following manner: (i) the first $75,000 is distributed among all employees of the Company, other than Mr. Selinger and the elected officers of the Company, on a basis determined by Mr. Selinger, (ii) next, an amount is allocated among middle management personnel on a basis of the achievement of individualized goals and objectives established by senior management and the Company's attainment of certain earnings levels, and (iii) the balance is allocated among Mr. Selinger and the elected officers of the Company on a basis determined by Mr. Selinger and approved by the Board of Directors of the Company.

(2) The aggregate amount of Other Annual Compensation for each of the Named Executive Officers did not equal or exceed the lesser of either $50,000 or 10% of the total of such individual's base salary and bonus, as reported herein for the last fiscal year, and is not reflected in the table.

(3) Stock options are granted under the terms and provisions of the Company's Incentive Program. For a description of the stock options, see "Executive Compensation--Option Grants in Last Fiscal Year."

(4) In June 1992, the Company entered into a split-dollar life insurance arrangement for the benefit of Irwin Selinger. During the fiscal years ended December 31, 1994, 1993 and 1992, the Company paid the premiums on the life insurance policy owned by a trust for the benefit of Irwin Selinger's children on a split-dollar basis. With respect to the payment of such premiums by the Company, the benefit to Mr. Selinger for the years ended December 31, 1994, 1993 and 1992, projected on an actuarial basis was $32,117, $20,255 and $18,960, respectively, which is included in the table above.

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

(5) On August 24, 1992, Mr. Jacobs joined the Company as Vice President, Finance and Chief Financial Officer.

(6) On August 16, 1993, Mr. Kolodny joined the Company as Vice President, General Counsel.

(7) On November 2, 1994, Mr. Merdinger resigned as the President and Chief Operating Officer of the Company and as a director of the Company. As part of Mr. Merdinger's severance package, Mr. Merdinger was provided with the continued payment of his base salary of $160,000 per annum over a period of twelve (12) months, in consideration of his agreement not to participate in or be connected with as an officer, employee, stockholder, consultant or agent of certain companies during such twelve (12) month period. In addition, Mr. Merdinger was permitted to exercise his vested stock options in accordance with the terms of such stock option agreements.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain summary information concerning the number of stock options granted and the potential realizable value of the stock options granted to the Company's Named Executive Officers during the fiscal year ended December 31, 1994:


                                                                                                    POTENTIAL
                                                                                                   REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                                 ANNUAL RATES OF
                                         NUMBER OF                                                 STOCK PRICE
                                         SECURITIES    % OF TOTAL                                 APPRECIATION
                                         UNDERLYING     OPTIONS                                    FOR OPTION
                                          OPTIONS      GRANTED TO    EXERCISE OR                     TERM(2)
                                         GRANTED IN   EMPLOYEES IN   BASE PRICE    EXPIRATION   -----------------
    NAME                                  1994 (1)    FISCAL YEAR      ($/SH)         DATE        5%        10%
- ---------------------------------------  ----------   ------------   -----------   ----------   -------   -------
Irwin Selinger.........................    25,000          14.5%        5.375         4/07/99   $37,125   $82,125
  Chairman of the Board and Chief          25,143          14.5%        4.375         7/07/99   $30,423   $67,132
  Executive Officer
Gary M. Jacobs.........................    15,000             9%        5.375         4/07/99   $22,275   $49,275
  Vice President, Finance and Chief
  Financial Officer
Richard S. Kolodny.....................    15,000             9%        5.375         4/07/99   $22,275   $49,275
  Vice President, General Counsel
Beatrice Scherer.......................    15,000             9%        5.375         4/07/99   $22,275   $49,275
  Vice President, Administration            2,800             1%        4.375         7/07/99   $ 3,388   $ 7,476
Wayne J. Merdinger.....................    20,000            11%        5.375         4/07/99   $29,700   $65,700
  Former President and Chief Operating      1,000             1%        4.125         7/13/99   $ 1,140   $ 2,520
  Officer


- ------------

(1) During the fiscal year ended December 31, 1994, stock options were granted under the Company's Incentive Program at an exercise price equal to the fair market value of the Common Stock on the date of grant. The stock options have a term of five years, subject to earlier termination in the event of termination for cause. The stock options are non-transferable, other than by will or the laws of descent and distribution, and vest and are exercisable at the rate of 50% per year, subject to certain exceptions including a change of control of the Company and the death of an optionee. The stock options may be exercised by payment of cash, shares of Common Stock or other consideration. The Company's Incentive Program is administered by the Compensation Committee of the Board of Directors, which is granted the authority to amend and modify the terms and provisions of stock options granted under the Company's Incentive Program.

(2) Represents gain that would be realized assuming the stock options were held for the entire five-year period and the stock price increased at compounded rates of 5% and 10%, respectively, from the exercise prices set forth in the table. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises will be dependent on overall market conditions and on the future performance of the Company. There can be no assurance that the amounts reflected in the table will be achieved.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

    The following table provides certain summary information concerning stock option exercises during the fiscal year ended December 31, 1994 by the Company's Named Executive Officers and the value of unexercised stock options held by the Company's Named Executive Officers as of December 31, 1994.

                                                              NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                   UNDERLYING                    "IN THE MONEY"
                              NUMBER OF                        OPTIONS AT FISCAL               OPTIONS AT FISCAL
                           SHARES ACQUIRED     VALUE              YEAR END(2)                     YEAR END(3)
                                UPON          REALIZED    ----------------------------    ----------------------------
    NAME                      EXERCISE         ($)(1)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- ------------------------   ---------------    --------    -----------    -------------    -----------    -------------
Irwin Selinger..........        50,000        $108,750      103,768          62,643         $22,500            0
  Chairman of the Board
  and Chief Executive
  Officer
Gary M. Jacobs..........       --                --          25,000          20,000               0            0
  Vice President,
  Finance and Chief
  Financial Officer
Richard S. Kolodny......       --                --          10,000          25,000               0            0
  Vice President,
  General Counsel
Beatrice Scherer........        25,000        $ 58,750       55,000          22,800         $27,500            0
  Vice President,
  Administration
Wayne J. Merdinger......        25,000        $ 53,125       87,500          31,000         $41,875            0
  Former President and
  Chief Operating
  Officer

- ------------

(1) Values were calculated by multiplying the closing market price of the Common Stock as reported on the New York Stock Exchange, Inc. on the date of exercise, by the respective number of shares and subtracting the exercise price per share.

(2) Represents the aggregate number of stock options held as of December 31, 1994 which can and cannot be exercised pursuant to the terms and provisions of the stock options.

(3) Values were calculated by multiplying the closing market price of the Common Stock as reported on the New York Stock Exchange, Inc. on December 31, 1994, by the respective number of shares and subtracting the exercise price per share, without any adjustment for any termination or vesting contingencies.

EMPLOYMENT, TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

    In July 1981, Mr. Selinger entered into a ten-year employment agreement with the Company, which, in June 1991, was amended and extended for an additional five-year period ending July 8, 1996. As amended, Mr. Selinger's employment agreement provides that Mr. Selinger will receive a base salary of $150,000 (or such larger amount as the Board of Directors may authorize) subject to annual cost of living adjustments. During the term of the employment agreement between Mr. Selinger and the Company, and for a period of one year following termination of the employment agreement, if termination occurs as a result of a breach of the employment agreement by Mr. Selinger, Mr. Selinger has agreed that he will not directly or indirectly engage in any business or invest in any privately held company or own more than one percent of the outstanding securities of any publicly owned corporation which competes with any business of the Company.


    Each of the Company's Named Executive Officers has entered into an agreement with the Company providing for the payment of certain benefits if within two years following the occurrence of a "change in control" (as defined in each such agreement) a Named Executive Officer of the Company is terminated other than by reason of death, disability, retirement, or for cause, or if such Named

Executive Officer terminates his or her employment for good reason (each, a "Triggering Event"). Under the terms of each agreement, each of the Named Executive Officers of the Company is entitled upon the occurrence of a Triggering Event to receive his or her base salary and incentive compensation, if any, through the date of termination, plus a lump sum severance payment equal to one times the Named Executive Officer's base salary (as defined in each such agreement), provided that in no event shall the total payments exceed 2.99 times the Named Executive Officer's "base amount" as such term is defined in Section 280G of the Code. In addition, the terms of each agreement provide that in the event a Named Executive Officer's employment is terminated within two (2) years following the occurrence of a change of control by reason of death or disability, the Named Executive Officer shall be entitled to death or long-term disability benefits, as the case may be, on terms no less favorable than the most favorable benefits to which he would have been entitled had the death or termination for disability occurred at any time during the period commencing one year prior to the initiation of actions resulting in a change of control of the Company.

                            STOCK PERFORMANCE GRAPH

    Set forth below is a line graph comparing the cumulative total stockholder return of the Common Stock of the Company for the last five years with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Medical Products and Supplies Index over the same period assuming the investment of $100 in the Common Stock of the Company, the Standard & Poor's 500 Stock Index and the Standard & Poor's Medical Products and Supplies Index on December 31, 1989 (assuming the reinvestment of all dividends).

   COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG GRAHAM-FIELD HEALTH PRODUCTS, INC., THE STANDARD & POOR'S 500 STOCK INDEX AND THE STANDARD & POOR'S
                      MEDICAL PRODUCTS AND SUPPLIES INDEX


                12/89    12/90    12/91    12/92    12/93    12/94
                -----    -----    -----    -----    -----    -----

GRAHAM-FIELD
HEALTH PRODUCTS
INCORPORATED     100       156      619     294      238      188
- -------------------------------------------------------------------
S&P 500          100        97      126     136      150      152
- -------------------------------------------------------------------
S&P MEDICAL      100       117      192     164      125      149
PRODUCTS & SUPL
- -------------------------------------------------------------------

* ASSUMES $100 INVESTED ON DECEMBER 31, 1989 IN STOCK OR INDEX, INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

                        REPORT OF COMPENSATION COMMITTEE

OVERALL POLICY

    The Company's executive compensation program is administered to be closely linked to corporate performance and the total return to stockholders over the long-term. The overall objectives of the executive compensation program are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through participation in the Company's Incentive Program and finally to provide a compensation package that recognizes individual contributions as well as overall business results.

    For 1994, the Compensation Committee reviewed the compensation of all of the executive officers of the Company, including the individuals whose compensation is detailed in this proxy statement. This review included a comparison of the Company's executive compensation to a peer group of public corporations that represents the Company's most direct competitors for executive talent. The Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established for comparing stockholder returns. In determining the compensation of the executive officers (other than Mr. Selinger), the Compensation Committee took into account the views of Mr. Selinger, the Chairman of the Board and Chief Executive Officer.

    The key elements of the Company's executive compensation consist of base salary, an annual bonus pursuant to the Company's Bonus Plan, and the grant of stock options under the Company's Incentive Program. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Selinger are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual.

BASE SALARIES

    Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual.

    Annual salary adjustments are determined by evaluating the performance of the Company and of each executive officer, and also take into account new responsibilities.

    With respect to the base salary granted to Mr. Selinger in 1994, the Compensation Committee took into account Mr. Selinger's individual performance and the longevity of Mr. Selinger's service to the Company and its belief that Mr. Selinger is an excellent representative of the Company to the public by virtue of his stature in the community and the industry. For 1994, Mr. Selinger was granted a base salary of $200,000.

ANNUAL BONUS

    The Company's executive officers are eligible to participate in the Company's Bonus Plan. Under the Bonus Plan, all employees are entitled to share in a fund in an amount equal to 7 1/2% of the Company's consolidated pre-tax earnings (computed before deduction of bonuses) as reflected in the Company's audited financial statements for each fiscal year in the following manner: (i) the first $75,000 is distributed among all employees of the Company, other than Mr. Selinger and the elected officers of the Company, on a basis determined by Mr. Selinger, (ii) next, an amount is allocated among middle management personnel on a basis of the achievement of individualized goals and objectives established by senior management and the Company's attainment of certain earnings levels, and (iii) the balance is allocated among Mr. Selinger and the elected officers of the Company on a basis determined by Mr. Selinger and approved by the Board of Directors of the Company. As a result of the

Company's financial performance for 1994, no bonuses were awarded to any employees under the Company's Bonus Plan.

STOCK OPTIONS

    Under the Company's Incentive Program, which was approved by the Company's stockholders, stock options are granted to the Company's employees, including executive officers. The Compensation Committee approves the grant of stock options awards. In the event of poor corporate performance, the Compensation Committee can elect not to approve the grant of stock options.

    Stock options are designed to align the interests of executives with those of the stockholders. Stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant and generally vest and are exercisable at the rate of 50 percent per year. This approach is designed to incentivize the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

    In 1994 and 1993, Mr. Selinger was awarded stock options to purchase 50,143 and 25,000 shares of Common Stock, respectively.

DEDUCTIBILITY OF COMPENSATION OVER $1 MILLION

    The Company has not awarded any compensation that is non-deductible under
Section 162(m) of the Code and does not anticipate doing so in the foreseeable future. In the event that the Company determines to award compensation in any amount in excess of the amount which may be deducted under Section 162(m) of the Code, the Company will determine whether it will conform its compensation to comply with such provision.

                                          1994 Compensation Committee

                                              Robert Spiegel
                                               Louis A. Lubrano
                                               Marcel Newfield

                    PROPOSAL TO AMEND THE INCENTIVE PROGRAM

    The Company's Incentive Program (the "Program") which was approved by the stockholders and became effective on July 21, 1989, and amended thereafter on June 8, 1990, June 7, 1991, and June 11, 1992, respectively, is intended to provide the Board of Directors flexibility to adapt the compensation of key employees in a changing business environment by making available many types of awards, greater latitude as to the measurements of performance, and allowing for certain awards to be contingent on the achievement of business objectives and/or continued employment.

    On March 21, 1995, the Board of Directors approved an amendment to the Program to increase by 600,000 shares the aggregate number of shares of Common Stock issuable under the Program from 1,500,000 to 2,100,000.

    The terms of the Program provide that any increase in the number of shares reserved for issuance requires action on the part of the stockholders of the Company. Management believes that the goals of the Program will be better served if additional shares are reserved under the Program; and, accordingly, proposes that the stockholders amend the Program to increase by 600,000 shares the aggregate number of shares of Common Stock issuable under the Program from 1,500,000 to 2,100,000. Approval of the amendment by stockholders requires the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote.

Types of Awards

    The Program permits the granting of any or all of the following types of awards: (1) stock options, including incentive stock options ("ISOs"), (2) stock appreciation rights ("SARs"), in tandem with stock options or freestanding, (3) restricted stock, and (4) directors' options to be issued pursuant to a prescribed formula, and (5) restored options.

Shares Subject to Program

    As of May 2, 1995, approximately 51,000 shares remain available for future grant under the Program. After giving effect to the proposed amendment to the Program, the number of shares of Common Stock underlying outstanding stock options under the Program and the additional 600,000 shares to be made available for issuance under the Program will represent approximately 9.5% of the Company's currently issued and outstanding shares of Common Stock of the Company on a fully-diluted basis.

Eligibility for Participation

    In addition to employee directors and officers of the Company, all employees of the Company are eligible for selection for participation under the Program; in addition, the outside directors of the Company who are not employees are eligible to participate solely in the non-discretionary Directors' Options portion of the Program. The selection of participants from among employees and officers is entirely within the discretion of the Compensation Committee of the Board of Directors (the "Committee"). All members of the Committee are directors who are not officers or employees and, therefore, are not eligible for awards under the discretionary portions of the Program. It is not possible at the present time to indicate the number, names, or positions of employees who may be selected for participation, except outside directors who will be awarded Directors' Options, or the extent of their participation within the Program's limitations, since no determination has been made with respect to these matters.

Administration and Amendment of the Program

    The Program is administered by the Committee, except as noted below, which has the exclusive right, except as noted below, to interpret its provisions and to promulgate, amend, and rescind rules and regulations for its administration. The Board of Directors is authorized to amend the Program, except in certain situations which would increase the maximum number of shares of Common Stock subject to the Program, change the manner of determining the minimum option prices, increase the periods during which options may be granted or exercised, or change the employees or class of employees eligible to receive options thereunder.

    Subject to the limitations in the Program described below, the Committee has as one of its responsibilities the annual determination of the aggregate extent to which shares of Common Stock or their equivalent may be awarded and bonuses may be granted to all participants in relation to the then-current year. The Committee has the further authority and responsibility for consenting to or disapproving any election of a participant to receive cash in whole or partial settlement of the exercise of a SAR.

Program Termination Date

    The Program will terminate on the tenth anniversary of its effective date, unless terminated earlier by the Board of Directors or unless extended by the Board of Directors, after which time no incentive award grants may be authorized under the Program.

Stock Options

    The employees to whom options are granted, the number of shares of Common Stock to be included in each option, the exercise price per share, and the term of the option, will be determined by the Committee. Options are exercisable at such time or times as determined by the Committee, but no Incentive Stock Option ("ISO") will be exercisable after the expiration of ten years from the date the option is granted. The fair market value of shares with respect to which ISOs are first exercisable in any one year as to any participant may not exceed $100,000. An option for additional shares, if any, which the granting authority may grant to an employee who in the same year has been granted the maximum permissible ISOs, would be in the form of a non-qualified stock option not intended to qualify as an ISO. Payment of the exercise price of a stock option will be made in cash, shares, or other consideration in accordance with the terms of the Program and any applicable rules of the granting authority and valued at fair market value on the date of exercise.

    Options may be granted under the Program which do not qualify for special tax treatment under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). The grant of such a stock option does not result in taxable income to the recipient. Recipients who exercise such an option will recognize ordinary income in an amount equal to the difference between the option price and the fair market value of the shares. The Company is not entitled to an income tax deduction with respect to the grant of such an option or the sale of stock acquired pursuant thereto. The Company is permitted a deduction equal to the amount of the ordinary income the recipient is required to recognize as a result of the exercise of such an option provided applicable withholding requirements are met.

    In the case of ISOs, although no compensation income is realized upon exercise, the excess of the fair market value on the date of exercise over the option price is treated by the recipient as an item of tax preference for alternative minimum tax purposes. The Company is not entitled to an income tax deduction with respect to ISOs.

Stock Appreciation Rights (SARs)

    A SAR may be granted freestanding or in tandem with new options or previously granted options. Upon exercise, a SAR permits the holder to receive a number of shares having an aggregate value equal to any excess of the fair market value of the Company's shares subject to the SAR over the grant price of the SAR. If the SAR was granted in tandem with a stock option, upon exercise of the SAR the option for the shares for which the SAR is exercised is surrendered. SARs granted under the Program may be settled in cash or Common Stock at the discretion of the Committee. In the case of optionees who are employee directors or officers, any such cash election will be permitted only in compliance with the applicable rule of the Securities and Exchange Commission which, in general and as currently in effect, limits the time of such an election to ten business days following a quarterly earnings release and requires that the election be consented to by a disinterested corporate body such as the Committee.

    The Program allows for the continuation of this practice so that the SAR may be deemed to have been exercised at the close of business on the business day preceding the expiration of the SAR or related option when such SAR has positive value and the expiration would have been caused by the passage of ten years from the date of grant, five years from normal termination, or any earlier period specified by the grant.

    In the case of SARs granted either freestanding or in tandem with an option, the Company is of the opinion that the employee will not realize any compensation income at the time of grant. However, the fair market value of stock or cash delivered pursuant to the exercise of such SARs will be treated as compensation income taxable to the employee at the time of exercise, and the Company will be entitled to a deduction under the Code at the time and equal to the amount of compensation income that is realized by the employee.

Restricted Stock

    The Program allows awards of restricted stock, either at no cost to the recipient or for such cost as specified by the grant. Restricted stock may not be disposed of by the recipient until the restrictions specified in the award expire. The recipient will have, with respect to restricted stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any cash dividends, unless otherwise specified by the grant. Unless waived in whole or in part by the Committee, if employment of a holder of record of restricted stock terminates but does not terminate normally, all shares of restricted stock then held and still subject to restriction will be forfeited by such holder and reacquired by the Company.

    In the case of restricted stock, the Company is of the opinion that the recipient will realize compensation income in an amount equal to the fair market value of such stock less any amount paid for such stock at a time when the recipient's rights with respect to such stock are no longer subject to a substantial risk of forfeiture unless the recipient otherwise elects pursuant to a special election provided in the Code. Dividends paid to the recipient during a period of restriction will be taxable as compensation income unless the election referred to in the preceding sentence has been made. The Company is also of the opinion that it will be entitled to a deduction under the Code at the time and equal to the amount of compensation income that is realized by the recipient provided applicable withholding requirements are met.

Directors' Options

    The Program allows awards of options to directors ("Directors' Options") who are neither employees nor officers of the Company or any of its subsidiaries. All administrative powers of the Committee with respect to Directors' Options may be exercised, in the discretion of the Board of Directors, by an Alternate Committee composed of two or more persons not eligible to receive Directors' Stock Options.

    At present, Directors' Options are granted automatically as of January 2 each year that the Program is in effect to each qualified director. Each Directors' Option entitles the qualifying director to whom it is granted to purchase at an option price equal to the fair market value of the Common Stock on the date of grant the number of shares equal to (i) the Annual Retainer for such qualified director divided by (ii) an amount to be fixed each year by the members of the Board of Directors not eligible for Directors' Options. For 1994, the members of the Board of Directors not eligible for Directors' Options set the denominator for the above formula at $1.00, and the Annual Retainer at $10,000. Accordingly, for 1994, each qualifying director was granted options to purchase 10,000 shares at an option price equal to the fair market value of the Common Stock on January 2, 1994. Directors' Options vest at the rate of one-third (1/3) of each grant annually.

Restored Options

    The Program permits the Company to grant "Restored Options" to a participant in the Program who has previously been granted stock options, and who has satisfied the exercise price of an option, or the tax obligation incurred as a result of the exercise of an option, with previously-acquired Common Stock of the Company.

    The Program permits the Company to include a "Restored Option" feature in option agreements entered into between the participant and the Company. This feature enables a participant who exercises an option by exchanging (either actually or constructively) previously-acquired Common Stock to receive a new option, exercisable at the then market value, for the same number of shares as were exchanged in payment. In addition, to the extent that shares are withheld by the Company in a stock-for-stock exercise in satisfaction of a participant's tax obligations, the Company, at its discretion, may issue a new option equal to the number of shares so withheld which are exercisable at the then fair market value of a share of Common Stock. Thus, the participant may make a stock-for-stock exercise without necessarily suffering dilution in his ownership of the Common Stock. At the same time, the participant will be able to participate fully in any future appreciation in the Common Stock, as if the original option had been exercised for cash.

    A Restored Option will have terms substantially similar to the original option, except that it will have an exercise price equal to the fair market value of a share of Common Stock on the date the Restored Option is granted.

    There are no federal income tax consequences to either the participant or the Company upon the grant of a Restored Option. When a Restored Option is exercised for cash, the participant is taxed on the difference between the option price and the market value of the stock received. The Company's tax deduction equals the compensation income recognized by the participant. When a participant exercises a Restored Option by using previously acquired Common Stock, it is treated as a two-part transaction for federal income tax purposes: part tax-free exchange and part taxable exercise. To the extent the fair market value of the shares surrendered equals the fair market value of the shares received on exercise, no taxable gain is recognized, and the tax basis in the acquired shares is equal to the tax basis the participant had in the surrendered shares. The fair market value of the shares of Common Stock received in the exchange in excess of the fair market value of the shares surrendered is subject to taxation, and would have a tax basis equal to the amount the participant includes in income. The Company's tax deduction equals the taxable income recognized by the participant.

Adjustments

    In the event of any stock split, stock dividend, or other relevant change in capitalization, appropriate adjustment will be made in the number of shares and the purchase price per share, if any, under any outstanding awards granted under the Program and in determining whether a particular award may thereafter be granted.

Additional General Provisions

    No termination, suspension, modification or amendment of the Program may adversely affect the rights of any recipient without his consent.

    The Program also authorizes the Committee to amend the terms of any outstanding award to secure compliance with applicable law, or so long as such amendment comports with the Program, with the consent of the participant. The Committee may adopt rules concerning the withholding of taxes payable by the participant.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                          RATIFICATION OF APPOINTMENT
                                       OF
                       THE COMPANY'S INDEPENDENT AUDITORS

    Upon the recommendation of the Audit Committee of the Board of Directors, the firm of Ernst & Young LLP has been appointed independent auditors for 1995, subject to ratification of such appointment by the stockholders. Ernst & Young LLP has acted as the Company's independent auditors since 1986. If the stockholders do not ratify such appointment, the Audit Committee will recommend another accounting firm for selection by the Board of Directors. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and will be available to answer proper questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                        STOCKHOLDER PROPOSAL SUBMISSIONS

    In order to be considered for inclusion in the proxy materials relating to the 1996 Annual Meeting of Stockholders, stockholder proposals must be received at the principal corporate office of the Company no later than January 9, 1996, and be in compliance with the applicable regulations promulgated under the SEC.

                                 OTHER BUSINESS

    The Board of Directors does not intend to present to the meeting any business other than the matters stated in the Notice of the Annual Meeting of Stockholders and, at the time the proxy statement was printed, was not aware of any other business that properly might be presented. If any other business not described herein should properly come before the meeting for action by the stockholders, or if any procedural matters requiring a vote of stockholders should arise at the meeting, the persons named as proxies on the enclosed card or their substitutes will vote the shares represented by them in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          RICHARD S. KOLODNY
                                          Vice President, General
                                          Counsel and Secretary

Dated: May 8, 1995

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                400 RABRO DRIVE EAST, HAUPPAUGE, NEW YORK 11788
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints IRWIN SELINGER and DR. HAROLD LAZARUS as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Graham-Field Health Products, Inc., held of record by the undersigned on May 2, 1995, at the Annual Meeting of Stockholders to be held on June 20, 1995, or any adjournment thereof.

1. ELECTION OF DIRECTORS

Class II Nominees:       Marcel Newfield
                         Andrew A. Giordano

FOR all nominees (except as marked                                WITHHOLD AUTHORITY to vote
to the contrary above) / /                                        for all nominees / /

(INSTRUCTION: TO WITHHOLD VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME
              IN THE LIST PROVIDED ABOVE)

2. Proposal to amend the Incentive Program.

   FOR / /                AGAINST / /                ABSTAIN / /

3. Ratification of appointment of Ernst & Young LLP as independent auditors.

   FOR / /                AGAINST / /                ABSTAIN / /

3. In their discretion upon any other matters which may properly come before such meeting.

                                                     (continued on reverse side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of management's nominees for directors, FOR Proposal 2 and FOR Proposal 3.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                               Dated _____________________________________, 1995

                                  ______________________________________________
                                         (Signature)

                                  ______________________________________________
                                         (Signature if held jointly)

                                         Please sign exactly as your name
                                         appears hereon. When shares are held by
                                         joint tenants, both should sign. When
                                         signing as attorney, as executor,
                                         administrator, trustee or guardian,
                                         please give full title as such. If a
                                         corporation, please sign in full
                                         corporate name by President or other
                                         authorized officer. If a partnership,
                                         please sign in partnership name by
                                         authorized person.